UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2011 (April 18, 2011)
GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(b)
Michael J. Gasser
On April 18, 2011, Michael J. Gasser announced that he will step down from his position as Chief Executive Officer of Greif, Inc. (the “Company”) effective as of November 1, 2011, which is the beginning of the 2012 fiscal year. Mr. Gasser will continue to serve as executive Chairman of the Board of Directors of the Company. The Company issued a press release regarding this announcement on April 18, 2011.
Item 5.02(c)
David B. Fischer
The press release also announced that, effective as of November 1, 2011, David B. Fischer, currently the Company’s President and Chief Operating Officer, will succeed Mr. Gasser as the Company’s Chief Executive Officer.
Mr. Fischer, 48, has served as the Company’s President and Chief Operating Officer since 2007. From 2004 to 2007, Mr. Fischer served as the Company’s Senior Vice President and Divisional President, Industrial Packaging & Services — Americas, which also included responsibility for Africa. He assumed additional responsibility for Australia and Asia in 2005 and 2006, respectively.
The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on April 18, 2011 announcing that David B. Fischer to Succeed Michael J. Gasser as Greif, Inc. Chief Executive Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: April 19, 2011	By	/s/ Robert M. McNutt Robert M. McNutt,
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on April 18, 2011 announcing that David B. Fischer to Succeed Michael J. Gasser as Greif, Inc. Chief Executive Officer.